Exhibit 99.2

Operating Results Scorecard
As of December 31, 2012

	Q1-11	Q2-11	Q3-11	Q4-11	2011	Q1-12	Q2-12	Q3-12	Q4-12	2012
Revenue (millions)
Domestic	$47.5	$43.1	$35.2	$31.2	$157.0	$27.4	$21.6	$23.1	$27.7	$99.8
Asia Pacific	10.9	12.1	14.3	17.4	$54.6	$19.6	$18.7	19.8	21.6	$79.7
Latin America	1.1	1.9	2.2	2.6	$7.8	$4.0	$4.1	4.8	5.8	$18.6
Company Total	$59.5	$57.1	$51.7	$51.1	$219.5	$50.9	$44.4	$47.7	$55.1	$198.1

Revenue %
Domestic	79.8%	75.5%	68%	61%	71.5%	53.8%	48.6%	48.5%	50.3%	50.4%
Asia Pacific	18.3%	21.1%	27.7%	34%	20.2%	38.5%	42.1%	41.6%	39.2%	20.2%
Latin America	1.9%	3.4%	4.3%	5%	28.5%	7.8%	9.2%	10%	10.5%	28.5%
Company Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Gross Profit (millions)*
Domestic	$5.0	$3.9	$1.0	$1.2	$11.1	$0.8	$0.4	$1.9	$4.0	$7.2
Asia Pacific	1.4	1.0	1.9	3.9	$8.1	$4.8	$3.2	4.2	4.4	$16.7
Latin America	(0.7)	(0.4)	(0.7)	(1.2)	$(2.9)	$(0.4)	$(0.3)	—	(0.2)	$(0.9)
Company Total	$5.7	$4.5	$2.1	$3.9	$16.2	$5.3	$3.3	$6.1	$8.3	$23.0

Gross Profit %
Domestic	10.6%	9%	2.7%	3.9%	7.1%	3.1%	2%	8.2%	14.5%	7.2%
Asia Pacific	12.6%	8%	13%	22.3%	14.8%	24.8%	17%	21.4%	20.5%	21%
Latin America	(61.1)%	(19.3)%	(32)%	(45.3)%	(37.4)%	(8.9)%	(8.1)%	(0.7)%	(2.8)%	(4.7)%
Company Total	9.6%	7.9%	4.1%	7.7%	7.4%	10.5%	7.4%	12.8%	15%	11.6%
*Certain reclassifications have been made to historical information for costs that were reclassified from SG&A to gross profit.